UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2008 (May 9, 2008)

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (c)

Effective May 12, 2008, the board of directors (the “Board”) of Electroglas, Inc. (the “Company”) appointed Warren Kocmond, age 48, to perform the duties of Chief Operating Officer of the Company.

Prior to joining the Company, from April 2007 to May 2008 Mr. Kocmond was the Senior Vice President of Global Operations for Affymetrix, Inc., a manufacturer of DNA microarrays. Prior to joining Affymetrix, Mr. Kocmond was Chief Executive Officer of Earth Renewable Energy from May 2006 to April 2007. Prior to joining Earth Renewable Energy, from April 2004 to May 2006 Mr. Kocmond was the Chief Operating Officer for Asyst Technologies, a maker of automation and isolation systems for the semiconductor industry.  From March 1999 to April 2004, Mr. Kocmond was at Applied Materials, Inc., a supplier of manufacturing systems and services in the semiconductor industry in various positions, lastly, the Vice President of Applied Global Services. Mr. Kocmond has also held manufacturing, operations, and technology positions at Hewlett-Packard Company, an information technology corporation, and Silicon Graphics, Inc., a company manufacturing high performance computing systems

On April 1, 2008, Mr. Kocmond signed the offer letter of employment dated March 27, 2008 (the “Offer Letter”), the form of which is filed as  Exhibit 99.2 to this report and incorporated herein by reference. Pursuant to the Offer Letter Mr. Kocmond’s compensation will include a salary of $290,000 per year, eligibility to receive a cash bonus up to 70% of Mr. Kocmond’s base salary for meeting approved objectives and timelines, and an option to purchase 250,000 shares of the Company’s Common Stock the price of which shall be determined based on the closing value of the Company’s Common Stock on the NASDAQ stock exchange on the first day of Mr. Kocmond’s employment with the Company. The options shall vest over three years and shall fully accelerate upon a change of control.  Additionally, Mr. Kocmond shall be entitled to a change of control/severance agreement of 24 months, which shall include salary plus bonus. The change of control/severance agreement shall be triggered upon both a successful completion of a board and shareholder approved acquisition and a subsequent termination of Mr. Kocmond’s services, not for cause, within 12 months of the change of control.

There are no family relationships between Mr. Kocmond and any of the directors or executive officers of the Company. There have not been any transactions during the past two years, and there are no proposed transactions, in which the Company is a party and in  which Mr. Kocmond had or is to have a direct or indirect material interest.

A press release announcing Mr. Kocmond’s appointment is furnished with this report as Exhibit 99.1. A copy of Mr. Kocmond’s Offer Letter is furnished with this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits
99.1  Press Release of Electroglas, Inc. dated May 12, 2008.
99.2 Offer Letter of Employment, by and between the Company and Mr. Kocmond dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: May 12, 2008	By:	/s/ Thomas E. Brunton Thomas E. Brunton Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Electroglas, Inc. dated May 12, 2008
99.2	Offer Letter of Employment, by and between the Company and Mr. Kocmond dated March 27, 2008.